INTELLECTUAL PROPERTY ASSET PURCHASE

AND ASSIGNMENT AGREEMENT

This Intellectual Property Asset Purchase and Assignment Agreement (the “Agreement”) is made and entered into this __ day of October 2014 by and among HERBERT H. MYERS, a United States citizen (“IP Asset Owner”) with an address at 17023 Lark Lane, N.W., Poulsbo, Washington 98370; BOXLIGHT, INC. (formerly, Display Projection Corp.), a Washington corporation (“IP Asset Licensee”) with an address at PO Box 2609, Belfair, Washington 98528; BOXLIGHT TECHNOLOGIES LTD., a Taiwan corporation (“Assignee”), with an office at 4F., No.1, Lising 6 th Rd., Hsinchu City 300, Taiwan, R.O.C.; and LOGICAL CHOICE CORPORATION, a Nevada corporation (“LCC”) with an address at 10951 W. Pico Blvd, Suite 204, Los Angeles, California 90064.

WHEREAS, Assignee is the owner of 100% of the share capital of IP Asset Licensee; and

WHEREAS, IP Asset Owner and IP Asset Licensee are parties to that certain Trademark License Agreement, dated as of April 16, 2009 (as the same may be amended from time to time (the “Trademark License Agreement”),

WHEREAS, IP Asset Owner is the owner of all right, title and interest in and to the registered trademarks and domain name listed on the attached Exhibit A (collectively, the “Assets”); and

WHEREAS, LCC and its affiliates have entered into an amended and restated share purchase agreement dated October __, 2014 with Assignee and its shareholders and affiliates, pursuant to which LCC will acquire a majority of the share capital of Assignee and its subsidiaries and affiliates, including the IP Asset Licensee; and

WHEREAS, consummation of the share capital of Assignee and its affiliates is conditional upon LCC consummating an initial public offering of its shares of common stock (the “LCC Common Stock”) and listing such LCC Common Stock for trading on NASDAQ or another national securities exchange in the United States (the “LCC IPO”), with a a valuation of the fully-diluted LCC Common Stock immediately prior to such IPO of not less than $80,000,000; and

WHEREAS, subject to consummation of the LCC IPO, LCC and Assignee desire to purchase and the IP Asset Owner desires to sell and assign all right, title and interest in the Assets and associated goodwill in the Assets throughout the world to Assignee and Assignee desires to acquire all of the IP Asset Owner’s right title and interest in, to and under the Assets, together with the goodwill of the business in connection with which the trademarks are used;

1

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto intending to be bound hereby, it is agreed as follows:

1. On the date that the registration statement on Form S-1 is declared effective by the Securities and Exchange Commission (“SEC”) in respect of the LCC IPO and LCC shall consummate the purchase of a majority of the issued and outstanding share capital of the Assignee (the “Closing Date”), LCC shall issue to the IP Asset Owner a number of shares of LCC Common Stock (the “Asset Purchase Price”) as shall be determined by dividing $250,000 by the initial price per share of shares of LCC Common Stock sold in the IPO (the “IPO Offering Price”).

2. On the Closing Date, the IP Asset Owner shall sell, assign, transfer and set over to Assignee, its successors, legal representatives and assigns, all of IP Asset Owner’s right, title and interest in and to the Assets together with the goodwill and the business associated with said Assets and registrations thereof, including any rights under common law, and including, without limitation, all claims, proceeds and causes of action relating to and the right to sue for past, present and future infringements of said Assets, the same to be held and enjoyed by Assignee for its own use and on behalf of its successors, legal representatives and assigns, as fully and entirely as the same would have been held and enjoyed by IP Asset Owner, had this assignment not been made.

3. The IP Asset Owner hereby requests the Commissioner of Patents and Trademarks, or the relevant foreign trademark office, to record Assignee, as assignee and owner of any and all of IP Asset Owner’s in the Assets and to issue to Assignee any and all registrations resulting from said applications, or any renewals of said registrations.

4. The IP Asset Owner agrees to execute and deliver at a future date, for no additional consideration (other than the Asset Purchase Price, any additional documents that the Assignee reasonably determines are required to reflect the Assignee’s ownership of the Assets anywhere in the world.

5. The IP Asset Owner will assist in obtaining or providing any further documents which may be required to confirm chain of title thereto.

6. Assignee shall have the sole and absolute right to assign the Assets to any wholly-owned subsidiary or affiliate of Assignee or to any successor-in-interest to the assets, business or securities of Assignee.

7. This Agreement may be signed in counterparts, each of which shall be deemed an original, but together shall constitute a single instrument

8. By its execution of this Agreement the IP Asset Licensee does hereby consent to all of the terms and conditions of this Agreement.

9. By their execution of this Agreement, each of the IP Asset Owner and the IP Asset Licensee do hereby acknowledge and agree that on the Closing Date, the Trademark License Agreement shall be terminated ab initio and deemed to have no further force or effect.

2

10. This Agreement and the Note shall be governed by and construed under the laws of the laws of the State of Washington as applied to agreements among residents of the Washington, made and to be performed entirely within the State of Washington.

11. EACH OF THE PARTIES HERETO HEREBY JOINTLY AND SEVERALLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, THE OBLIGATIONS HEREUNDER AND EACH PARTY REPRESENTS TO THE OTHER THAT THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY GIVEN.

12. THIS AGREEMENT IS THE FINAL EXPRESSION OF THE AGREEMENT AND UNDERSTANDING OF THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY ALLEGED ORAL AGREEMENT.

13. This Agreement may be executed by facsimile signatures and delivered electronically in pdf format, each of which shall be given the same legal weight as though they were ribbon original signatures.

[balance of page intentionally left blank]

3

IN WITNESS WHEREOF, this Agreement has been duly executed by the IP Asset Owner and duly authorized representatives of each of the IP Asset Licensee, the Assignee and LCC on the __ day of October 2014.

IP ASSET OWNER:

/s/ Herbert H. Myers
HERBERT H. MYERS

IP ASSET LICENSEE:

BOXLIGHT, INC.

By:	/s/ Henry F. Nance
Name:	Henry F. Nance
Title:	President

ASSIGNEE:

BOXLIGHT TECHNOLOGIES LTD.

By:	/s/ James M. Elliott
Name:	James M. Elliott
Title:	Chief Executive Officer

LCC:

LOGICAL CHOICE CORPORATION

By:	/s/ James M. Elliott
Name:	James M. Elliott
Title:	Chief Executive Officer

4

EXHIBIT A

Purchased Assets

Registered Trademarks, domain name and other assets:

BOXLIGHT

www.boxlight.com

BOXLIGHT